CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






As independent public accountants, we hereby consent to the incorporation of our report dated March 27, 2002 included in this Form 10-K, into the Company's previously filed Registration Statement File No. 333-33006 on Form S-8, Registration Statement File No. 333-06327 on Form S-8, and Registration Statement File No. 333-48185 on Form S-8.





ARTHUR ANDERSEN LLP





Chicago, Illinois
March 27, 2002